EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2/A of Cord Blood America, Inc. and Subsidiaries of our report dated March 18, 2005, except for Note 1(b) in the 2005 financial statements as to which the date is May 27, 2005, relating to our audit of the 2004 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts."

/s/TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

Orlando, Florida

September 18, 2006